Exhibit 99.2

Written Statement of the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

          Solely for the purposes of complying with 18 U.S.C. Ssection 1350, I, the undersigned Vice President Finance and Chief Financial Officer of Teltronics, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Patrick G. Min

Patrick G. Min
Vice President Finance and Chief Financial Officer
November 14, 2002